UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2009
Federal Home Loan Bank of New York
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, Floor 5, New York, New York	10178-0599

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 441-6616
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
Item 8.01 Other Events.
Through a letter dated March 26, 2009, the Federal Home Loan Bank of New York (“FHLBNY”) informed its members that amendments of the first paragraph of Section 4.1 and the second paragraph of Section 7.2.3 of its Capital Plan (“Plan”) had been approved. The Plan requires that written notice be provided to FHLBNY members at least thirty days prior to the effective date of any Plan amendments; in accordance with this requirement, the effective date of the Plan amendments has been established as April 25, 2009. The amendment will permit the FHLBNY, at its sole discretion, to repurchase all of a member’s Membership Stock (i.e., all shares of ‘Class B’ capital stock issued by the FHLBNY and held by a member to meet the member’s “Membership Stock Purchase Requirement”, as that term is defined in the Plan) immediately in cases where (i) the Member is placed in conservatorship or receivership, and (ii) the FHLBNY’s Board of Directors then acts to terminate the membership of such Member. Attached as Exhibit 4.1 to this Current Report on Form 8-K is a copy of the amended Capital Plan, which will be effective on April 25, 2009. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the aforementioned letter to members.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
4.1	Amended FHLBNY Capital Plan, effective April 25, 2009.

99.1	Letter from the FHLBNY to its members, dated March 26, 2009, regarding amendments to the FHLBNY’s Capital Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York
Date: March 31, 2009	By:	/s/ Patrick A. Morgan
		Name:	Patrick A. Morgan
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Amended FHLBNY Capital Plan, effective April 25, 2009.

99.1	Letter from the FHLBNY to its members, dated March 26, 2009, regarding amendments to the FHLBNY’s Capital Plan.